UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50891 (Commission File Number)	20-0432760 (IRS Employer Identification No.)

222 South Riverside Plaza
Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

(888) 782-4672
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 23, 2005, at approximately 1:50 p.m., Central Daylight Time, Courtney C. Smith, president and chief executive officer of Specialty Underwriters’ Alliance, Inc. (“Company”) is scheduled to make a presentation at an investor conference using slides containing the information attached to this Form 8-K as Exhibit 99.1. The Company expects to use such slides, possibly with variations, at other investor presentations after such date.

This information is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report.

The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     None.

(b) Pro Forma Financial Information.

     None.

(c) Exhibits:

Exhibit No.	Description
99.1	Text of Investor Conference Slideshow for June 23, 2005

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Peter E. Jokiel

Name: Peter E. Jokiel
Title: Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

dated June 23, 2005

Specialty Underwriters’ Alliance, Inc.

Exhibit No.	Description
99.1	Text of Investor Conference Slideshow for June 23, 2005